UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

HEALTHCARE AI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41145	98-1585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

418 Broadway #6434

Albany NY 12207

(Address of principal executive offices, including zip code)

(917) 446-0469

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	HAIUF

Class A Ordinary Share, par value $0.0001 per share	HAIAF

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	HAIWF

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 17, 2025, Healthcare AI Acquisition Corp. (the “Company”) filed a definitive proxy statement for its annual general meeting to be held on October 6, 2025 (the “Annual Meeting”).

On September 29, 2025, the Company filed a proxy supplement to announce that the Annual Meeting is postponed to October 10, 2025, at 9:00 a.m. EST, and to inform shareholders that it is changing the last date by which it can complete its business combination with Leading Group Limited, from March 14, 2026 to October 14, 2026. As previously reported on August 15, 2024, the Company entered into a business combination agreement with Leading Partners Limited, a Cayman Islands exempted company with limited liability, and Leading Group for purposes of completing a business combination.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE AI ACQUISITION CORP.

Dated: September 29, 2025	By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

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